UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2016

EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC
(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 997-1200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 24, 2016, EP Energy LLC (“EPE LLC”), a wholly-owned subsidiary of EP Energy Corporation (the “Company”), entered into a consent and exchange agreement in connection with the previously announced offer to the lenders under its Term Loan Agreement dated as of April 24, 2012 (the “Existing Term Loan Agreement”) to exchange their existing Tranche B-3 term loans maturing May 2018 and Tranche B-2 term loans maturing April 2019 (the “Existing Term Loans”) for a like principal amount of new term loans (the “New Term Loans”) with an interest rate of LIBOR plus 8.75%, with a floor of 1.00%, and a maturity date of June 30, 2021, subject to an earlier maturity date in the event that the aggregate principal amount of EPE LLC’s existing 9.375% Senior Notes due 2020 exceeds $325 million prior to maturity of such notes (the “Exchange”).
The conditions to the effectiveness of the consent and exchange agreement were satisfied on August 24, 2016. As part of the Exchange, holders of Existing Term Loans in an aggregate principal amount of approximately $582 million, or 95% of the outstanding Existing Term Loans, agreed to exchange their Existing Term Loans for New Term Loans in the Exchange, and EPE LLC paid an amendment fee of 3.0% of the principal amount of Existing Term Loans exchanged by each consenting holder. The New Term Loans are governed by a new term loan agreement and are secured by a lien on the collateral that secures the Existing Term Loans (the “Collateral”) that is senior in priority to the Existing Term Loans and junior in priority to the liens securing EPE LLC’s existing RBL facility. In addition, the new term loan agreement has negative covenants consistent with the Existing Term Loan Agreement, provided that (i) the aggregate principal amount of indebtedness (including the New Term Loans) secured by liens on the Collateral that are pari passu with liens securing the New Term Loans will not be permitted to exceed $612 million and (ii) the basket corresponding to the “bank basket” in the Existing Term Loan Agreement will be limited to indebtedness up to an aggregate principal amount of $2,000 million (plus, in the case of any refinancing indebtedness, the additional refinancing amount). The new term loan agreement has a 3.0% prepayment penalty on the principal amount of New Term Loans repaid during the first year, and a 1.0% prepayment penalty on the principal amount of New Term Loans repaid during the second year.
In connection with the Exchange, the Consenting Lenders approved an amendment to the Existing Term Loan Agreement to remove the covenants restricting (i) the incurrence of indebtedness and issuance of disqualified stock and preferred stock and (ii) the incurrence and existence of liens. Each lender that did not consent to the Exchange retained its respective Tranche B-2 term loans and Tranche B-3 term loans under the Existing Term Loan Agreement. After giving effect to the Exchange, there are approximately $29 million of Existing Term Loans outstanding.
Item 2.03 Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Consent and Exchange Agreement, dated as of August 24, 2016, among EP Energy LLC, the other credit parties party thereto, the lenders party thereto, the additional lender party thereto, and Citibank, N.A.

10.2	Guarantee Agreement, dated as of August 24, 2016, among each Subsidiary of EP Energy LLC listed therein and Citibank, N.A., as collateral agent.
10.3	Collateral Agreement, dated as of August 24, 2016, among EP Energy LLC, each Subsidiary of EP Energy LLC identified therein and Citibank, N.A., as collateral agent.
10.4	Pledge Agreement, dated as of August 24, 2016, among EP Energy LLC, each Subsidiary of EP Energy LLC identified therein and Citibank, N.A., as collateral agent.
10.5
Amended and Restated Senior Lien Intercreditor Agreement, dated as of August 24, 2016, among JP Morgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Citibank, N.A., as Term Facility Agent and Applicable Second Lien Agent, Citibank, N.A., as Priority Lien Term Facility Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein.

10.6
Priority Lien Intercreditor Agreement, dated as of August 24, 2016, among JP Morgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Citibank, N.A., as Term Facility Agent and Applicable Second Lien Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: August 26, 2016	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

EP ENERGY CORPORATION

	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Consent and Exchange Agreement, dated as of August 24, 2016, among EP Energy LLC, the other credit parties party thereto, the lenders party thereto, the additional lender party thereto, and Citibank, N.A.

10.2	Guarantee Agreement, dated as of August 24, 2016, among each Subsidiary of EP Energy LLC listed therein and Citibank, N.A., as collateral agent.
10.3	Collateral Agreement, dated as of August 24, 2016, among EP Energy LLC, each Subsidiary of EP Energy LLC identified therein and Citibank, N.A., as collateral agent.
10.4	Pledge Agreement, dated as of August 24, 2016, among EP Energy LLC, each Subsidiary of EP Energy LLC identified therein and Citibank, N.A., as collateral agent.
10.5
Amended and Restated Senior Lien Intercreditor Agreement, dated as of August 24, 2016, among JP Morgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Citibank, N.A., as Term Facility Agent and Applicable Second Lien Agent, Citibank, N.A., as Priority Lien Term Facility Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein.

10.6
Priority Lien Intercreditor Agreement, dated as of August 24, 2016, among JP Morgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Citibank, N.A., as Term Facility Agent and Applicable Second Lien Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein.